                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                               RTW, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                     [LOGO]

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            ------------------------

                                  MAY 21, 1998

    Notice is hereby given that the Annual Meeting of Shareholders of RTW, Inc. will be held at Hotel Sofitel, 5601 West 78th Street, Bloomington, Minnesota 55439, on May 21, 1998 at 3:00 p.m., local time, for the following purposes:

    1. To elect two directors to hold office for a term of three years or until their successors are elected.

    2. To approve an amendment of the Company's Articles of Incorporation and Bylaws to provide that the number of directors of the Company shall be no less than Three and no more than Twelve.

    3. To amend the RTW, Inc. 1995 Employee Stock Purchase Plan to increase by 125,000 the number of shares authorized under the plan.

    4. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

    The Board of Directors has fixed April 10, 1998 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

                                          By Order of the Board of Directors

                                                      [SIGNATURE]

                                          Alfred L. LaTendresse, SECRETARY

Bloomington, Minnesota
April 21, 1998

TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON. SHAREHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY SO DESIRE. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

                                     [LOGO]

                            ------------------------

                                PROXY STATEMENT
                            ------------------------

    This Proxy Statement is furnished to the shareholders of RTW, Inc. ("RTW" or the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Shareholders to be held on May 21, 1998 or any adjournment or adjournments thereof. The cost of this solicitation will be borne by the Company. In addition to solicitation by mail, officers, directors and employees of the Company may solicit proxies by telephone, telegraph or in person. The Company may also request banks and brokers to solicit their customers who have a beneficial interest in the Company's common stock registered in the names of nominees and will reimburse such banks and brokers for their reasonable out-of-pocket expenses.

    Any proxy may be revoked at any time before it is voted by receipt of a proxy properly signed and dated subsequent to an earlier proxy, or by revocation of a written proxy by request in person at the Annual Meeting; if not so revoked, the shares represented by such proxy will be voted. The Company's principal offices are located at 8500 Normandale Lake Boulevard, Suite 1400, Bloomington, MN 55437, and its telephone number is (612) 893-0403. The mailing of this proxy statement to shareholders of the Company commenced on or about April 21, 1998.

    A total of 11,907,973 shares of common stock, no par value, will be entitled to vote at the meeting. Each share of common stock is entitled to one vote. Only shareholders of record at the close of business on April 10, 1998 will be entitled to vote at the meeting. The presence in person or by proxy of the holders of a majority of the shares entitled to vote at the Annual Meeting of Shareholders constitutes a quorum for the transaction of business.

    Under Minnesota law, each item of business properly presented at a meeting of shareholders generally must be approved by the affirmative vote of the holders of a majority of the voting power of the shares present, in person or by proxy, and entitled to vote on that item of business. If the shares present and entitled to vote on that item of business would not constitute a quorum for the transaction of business at the meeting, however, then the item must be approved by a majority of the voting power of the minimum number of shares that would constitute such a quorum. Votes cast by proxy or in person at the Annual Meeting of Shareholders will determine whether or not a quorum is present. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as not voted for purposes of determining the approval of the matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

                  SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS
                                 AND MANAGEMENT

    The following table includes information as of April 1, 1998 concerning the beneficial ownership of common stock of the Company by (i) the only shareholders known to the Company to hold more than five percent of the common stock of the Company, (ii) each of the directors of the Company, (iii) each Named Executive Officer listed in the Summary Compensation Table, and (iv) all executive officers and directors of the Company as a group. Unless otherwise indicated, all beneficial owners have sole voting and investment power over the shares held.

                                                                  ACQUIRABLE
                                                                   WITHIN 60   SHARES HELD                PERCENTAGE
NAME                                             COMMON STOCK       DAYS(1)    BY ESOP(2)      TOTAL         OWNED
--------------------------------------------  ------------------  -----------  -----------  -----------  -------------
David C. Prosser
  8500 Normandale Lake Boulevard
  Suite 1400
  Bloomington, MN 55437.....................     2,115,725(3)          2,150        7,360     2,125,235        17.8%
The Kaufmann Fund, Inc.
  140 East 45th Street, 43rd Floor
  New York, NY 10017........................     1,295,400(4)         --           --         1,295,400        10.9%
John W. Prosser
  6358 Oxbow Bend
  Chanhassen, MN 55317......................       863,617(5)(8)      --           --           863,617         7.3%
Thomas C. Prosser
  10131 Phaeton Drive
  Eden Prairie, MN 55347....................       812,630(6)(7)(9)     --         --           812,630         6.8%
Pamela Prosser Snyder
  90 Clay Cliff Drive
  Tonka Bay, MN 55331.......................       780,762(6)(10)     --           --           780,762         6.6%
Polly J. Wolner
  1560 East Orchard Beach Lane
  Rice Lake, WI 54868.......................       776,200(5)(11)     --           --           776,200         6.5%
Daniel F. Prosser
  1 Riverway, Suite 1470
  Houston, TX 77056.........................       612,002(12)        --           --           612,002         5.1%
J. Alexander Fjelstad, III..................       208,557(13)       340,650        8,920       558,127         4.6%
Vina L. Marquart............................       135,243             2,150      158,496       295,889         2.5%
Carl B. Lehmann.............................         9,300           125,000      158,496       292,796         2.4%
Alfred L. LaTendresse.......................        67,498(14)        54,650      158,496       280,644         2.3%
Daniel R. Haag..............................         2,150             2,500      158,496       163,146         1.4%
Steven M. Rothschild........................        47,500             4,500       --            52,000        *
Mark E. Hegman..............................        26,500             4,500       --            31,000        *
William A. Cooper...........................        12,063             4,500       --            16,563        *
All Executive Officers and Directors as a
  Group (10 persons)........................     2,624,536           540,600      158,496     3,323,632        26.7%

------------------------
 * Indicates ownership of less than one percent.

 (1) Includes options to purchase shares which are or will become exercisable within 60 days of April 1, 1998.

 (2) Includes 158,496 shares held by the RTW, Inc. Employee Stock Ownership Plan for which Ms. Marquart and Messrs. Lehmann, LaTendresse and Haag all serve as trustees. The trustees disclaim any beneficial ownership except for 7,899, 8,148 and 5 shares, allocated to the accounts of Ms. Marquart and Messrs. LaTendresse and Haag, respectively.

 (3) Includes 37,448 shares owned by the David C. Prosser 1995 Unitrust, 116,085 shares owned by the David C. Prosser 1996 Unitrust, and 451,135 shares owned by the David C. Prosser 1997 Unitrust. Mr. Prosser has sole voting and dispositive power with respect to the shares held by the Trusts. Also includes 100,000 shares owned by the David C. and Margaret F. Prosser Foundation of which Mr. Prosser is President and for which he serves as trustee.

 (4) Based on a Schedule 13G dated February 17, 1998 filed with the Securities and Exchange Commission.

 (5) Includes (i) 63,450 shares owned by Polly Jane Wolner Children's Trust and
    (ii) 11,550 shares owned by Polly J. Wolner 1994 Irrevocable Trust for which John W. Prosser acts as trustee. John W. Prosser and Ms. Wolner disclaim any beneficial ownership for shares held by these trusts.

 (6) Includes 22,228 shares held in trust for Thomas C. Prosser's four children for which Pamela Prosser Snyder acts as trustee. Thomas C. Prosser and Pamela Prosser Snyder disclaim any beneficial ownership for shares held by these trusts.

 (7) Includes 10,000 shares held by the Urban Tree Research Foundation for which Thomas C. Prosser serves as President.

 (8) Includes 247,367 shares held by the John W. Prosser Irrevocable Trust.

 (9) Includes 247,367 shares held by the Thomas C. Prosser Irrevocable Trust.

 (10) Includes 202,384 shares held by the Pamela Prosser Snyder Irrevocable
    Trust.

 (11) Includes 247,200 shares held by the Polly J. Wolner Irrevocable Trust.

 (12) Includes 247,367 shares held by the Daniel F. Prosser Irrevocable Trust.

 (13) Includes 19,980 shares held by irrevocable trusts for the benefit of Mr. Fjelstad's minor children, with respect to which Mr. Fjelstad disclaims beneficial ownership.

 (14) Includes 33,000 shares owned by Mr. LaTendresse's wife and 10,500 shares held by irrevocable trusts for Mr. LaTendresse's minor children, with respect to which Mr. LaTendresse disclaims beneficial ownership.

                      PROPOSAL ONE--ELECTION OF DIRECTORS

    Pursuant to the terms of the Company's Articles of Incorporation, directors are divided into three classes, with the term of one class expiring each year. As the term of each class expires, the successors to the directors in that class will be elected for a term of three years. The terms of Messrs. Prosser and Rothschild expire at the 1998 Annual Meeting of Shareholders, the terms of Messrs. Lehmann and Hegman expire at the 1999 Annual Meeting of Shareholders, and the terms of Messrs. Fjelstad and Cooper expire at the 2000 Annual Meeting of Shareholders. Vacancies on the Board of Directors and newly created directorships can be filled by vote of a majority of the directors then in office.

    Two directors will be elected at the Annual Meeting to serve until the 2001 Annual Meeting of Shareholders or until a successor is elected. The Board of Directors has nominated for election the persons named below. The nominees are currently directors and have been previously elected by the shareholders. It is intended that proxies will be voted for the named nominees. Information about the nominees and the other directors filling unexpired terms is set forth below. Unless otherwise indicated, the nominees and each continuing director has been engaged in his present occupation as set forth below, or has been an officer with the organization indicated, for more than five years. The Board of Directors believes that the nominees named below will be able to serve, but should the nominees be unable to serve as directors, the persons named in the proxies have advised that they will vote for the election of such substitute nominees as the Board of Directors may propose.

                                                     PRINCIPAL OCCUPATION                   DIRECTOR     YEAR CURRENT
           NAME AND AGE                            AND OTHER DIRECTORSHIPS                    SINCE      TERM EXPIRES
-----------------------------------  ----------------------------------------------------  -----------  ---------------
NOMINEES PROPOSED FOR ELECTION FOR TERMS EXPIRING IN 2001:

David C. Prosser (73)                Chairman of the Board; Former President and Chief           1983           1998
                                       Executive Officer of the Company since its
                                       formation in 1983 until January 1998.

Steven M. Rothschild (52)            Director of the Company; Founder, President and             1995           1998
                                       Chief Executive Officer of Twin Cities RISE!;
                                       Director of three companies, the College of St.
                                       Benedict and the not-for-profit Minnesota Public
                                       Radio; Executive Fellow at the University of St.
                                       Thomas School of Business in Minneapolis,
                                       Minnesota; former Executive Vice President of
                                       General Mills, Inc.

DIRECTORS SERVING UNEXPIRED TERMS:

Carl B. Lehmann (44)                 Director of the Company; President and Chief                1997           1999
                                       Executive Officer of the Company since January 15,
                                       1998; President of the Stored Value Group, a
                                       division of American Express Travel Related
                                       Services, Inc. from 1993 to 1997; Member of the
                                       Board of Trustees for Westminster College, Salt
                                       Lake City, Utah.

Mark E. Hegman (56)                  Director of the Company; Principal of Peninsula             1995           1999
                                       Investments, Inc.; Director of various
                                       not-for-profit organizations including the
                                       Minneapolis Area Red Cross; prior to 1995, owner
                                       and President of Minnesota Store Equipment Co.

J. Alexander Fjelstad, III (46)      Director of the Company; Head of sales and marketing        1989           2000
                                       for self-insured products of the Company; Former
                                       Chief Operating Officer--Marketing and
                                       Underwriting.

                                                     PRINCIPAL OCCUPATION                   DIRECTOR     YEAR CURRENT
           NAME AND AGE                            AND OTHER DIRECTORSHIPS                    SINCE      TERM EXPIRES
-----------------------------------  ----------------------------------------------------  -----------  ---------------
William A. Cooper (54)               Director of the Company; Chairman of the Board and          1995           2000
                                       Chief Executive Officer of TCF Financial
                                       Corporation; Member of the Minnesota Business
                                       Partnership and The Center of the American
                                       Experiment; Chairman of the Minnesota Republican
                                       Party.

    The Board of Directors met six times during fiscal year 1997. Each director attended more than 75% of the meetings of the Board of Directors and Board committees on which he served.

    The Compensation Committee, which is currently comprised of Messrs. Cooper, Hegman and Rothschild, met four times during fiscal year 1997. The Compensation Committee is responsible for management of compensation matters, including recommendations to the Board of Directors on compensation arrangements for officers and incentive compensation for employees of the Company.

    The Audit Committee, which is currently comprised of Messrs. Cooper, Hegman and Rothschild, met six times during fiscal year 1997. The Audit Committee supervises the financial affairs of the Company and generally reviews the scope and results of the audit and other services provided by the Company's independent accountants and reports the results of its review to the full Board and to management.

    The Company does not have a nominating committee. However, the Company's Bylaws provide that a notice of proposed shareholder nominations for the election of directors must be timely given in writing to the Secretary of the Company prior to the meeting at which directors are to be elected. To be timely, the notice must be given by such shareholder to the Secretary of the Company not less than 60 days nor more than 90 days prior to a meeting date corresponding to the previous year's Annual Meeting. The notice to the Company from a shareholder who intends to nominate a person at the meeting for election as a director must contain certain information about such shareholder and the person(s) nominated by such shareholder, including, among other things, the name and address of record of such shareholder, a representation that the shareholder is entitled to vote at such meeting and intends to appear in person or by proxy at the meeting, the name, age, business and residence addresses and principal occupation of each nominee, such other information as would be required to be included in a proxy statement soliciting proxies for the election of the proposed nominee(s), and the consent of each nominee to serve as a director if so elected. The Company may also require any proposed nominee to furnish other information reasonably required by the Company to determine the proposed nominee's eligibility to serve as director. If the presiding officer of a meeting of shareholders determines that a person was not nominated in accordance with the foregoing procedure, such person will not be eligible for election as a director.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

    The following table shows, for the fiscal years ending December 31, 1997, 1996 and 1995, the cash compensation paid by the Company, as well as certain other compensation paid or accrued to those years, to David C. Prosser, the Company's President and Chief Executive Officer in 1997, and to each of the four other most highly compensated executive officers of the Company in office at the end of fiscal year 1997, whose total cash compensation exceeded $100,000 during fiscal year 1997 (together with Mr. Prosser, the "Named Executive Officers") in all capacities in which they served:

                           SUMMARY COMPENSATION TABLE

                                                                           LONG TERM
                                                                         COMPENSATION
                                                                            AWARDS
                                                                         -------------
                                                 ANNUAL COMPENSATION      SECURITIES
                                               ------------------------   UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION           YEAR       SALARY      BONUS(1)     OPTIONS (#)   COMPENSATION(2)
----------------------------------  ---------  -----------  -----------  -------------  ----------------
David C. Prosser                         1997  $   517,822  $     4,575       10,000       $   21,630
  President and Chief                    1996      448,128      186,466         None           46,777
  Executive Officer                      1995      371,278      251,604          150           91,793

J. Alexander Fjelstad, III               1997      239,400        2,219       10,000           13,969
  Chief Operating Officer--              1996      217,812       35,652         None           15,626
  Marketing and Underwriting             1995      184,187       65,523          150           17,571

Vina L. Marquart                         1997      136,600        1,178       10,000            6,740
  Chief Operating Officer--              1996      119,167        9,817         None           10,068
  Operations                             1995      107,500        7,555          150           10,326

Alfred L. LaTendresse                    1997      155,400        1,441       10,000            7,214
  Chief Financial Officer,               1996      140,425       18,167       37,500            2,931
  Secretary and Treasurer                1995      115,775       41,186       37,650           13,155

Daniel R. Haag                           1997      122,229        1,071        7,500            1,863
  Vice President, Human                  1996       56,250          550        5,000              413
  Resources                              1995      --           --            --               --

------------------------
(1) Bonuses for 1997 include (i) $4,575, $2,219, $1,178, $1,441 and $1,071 paid to Mr. Prosser, Mr. Fjelstad, Ms. Marquart, Mr. LaTendresse and Mr. Haag, respectively, under bonus programs under which all employees are eligible to participate.

    Bonuses for 1996 include (i) $23,941, $11,652, $9,817, $7,467 and $550 paid to Mr. Prosser, Mr. Fjelstad, Ms. Marquart, Mr. LaTendresse and Mr. Haag, respectively under bonus programs under which all employees are eligible to participate and (ii) $162,525, $24,000 and $10,700 paid to Mr. Prosser, Mr. Fjelstad and Mr. LaTendresse, under executive incentive programs in 1996 based on 1995 operating results.

    Bonuses for 1995 include (i) $26,604, $13,023, $7,555 and $8,186 paid to Mr.
    Prosser, Mr. Fjelstad, Ms. Marquart and Mr. LaTendresse, respectively under bonus programs under which all employees are eligible to participate and
    (ii) $225,000, $52,500 and $33,000 paid to Mr. Prosser, Mr. Fjelstad and Mr. LaTendresse, under executive incentive programs in 1995 based on 1994 operating results.

(2) All other compensation for 1997 includes ESOP contributions of $4,500, $4,500, $3,575, $4,213 and $29 for Mr. Prosser, Mr. Fjelstad, Ms. Marquart, Mr. LaTendresse and Mr. Haag, respectively and matching 401(k) contributions of $2,107, $2,125, $2,331 and $1,834 for Mr. Fjelstad, Ms. Marquart, Mr.
    LaTendresse and Mr. Haag, respectively.

    All other compensation for 1996 includes matching 401(k) contributions of $1,089, $956, $2,106 and $413 for Mr. Fjelstad, Ms. Marquart, Mr. LaTendresse and Mr. Haag, respectively and life insurance premiums of $26,529 paid by the Company on behalf of Mr. Prosser.

    All other compensation for 1995 includes ESOP contributions of $13,501,$13,501, $9,676 and $10,421 for Mr. Prosser, Mr. Fjelstad, Ms.
    Marquart and Mr. LaTendresse, respectively; matching 401(k) contributions of $921, $924 and $1,737 for Mr. Fjelstad, Ms. Marquart and Mr. LaTendresse, respectively and life insurance premiums of $43,485 paid by the Company on behalf of Mr. Prosser.

STOCK OPTIONS

    The following table summarizes option grants under the Company's 1994 Stock Plan made during the fiscal year ended December 31, 1997 to the Named Executive
Officers:

                             OPTION GRANTS IN 1997

                                                                                               POTENTIAL REALIZABLE
                                                                                                      VALUE
                                                          INDIVIDUAL GRANTS                     AT ASSUMED ANNUAL
                                          --------------------------------------------------   RATES OF STOCK PRICE
                                                       % OF TOTAL                                APPRECIATION FOR
                                                     OPTIONS GRANTED                              OPTION TERM(1)
                                           OPTIONS   TO EMPLOYEES IN  EXERCISE   EXPIRATION   ----------------------
NAME                                       GRANTED        1997          PRICE       DATE         5%          10%
----------------------------------------  ---------  ---------------  ---------  -----------  ---------  -----------
David C. Prosser........................     10,000          8.9%     $   11.83    2/14/2007  $  74,367  $   188,460
J. Alexander Fjelstad, III..............     10,000          8.9%         10.75    2/14/2007     67,606      171,327
Vina L. Marquart........................     10,000          8.9%         10.75    2/14/2007     67,606      171,327
Alfred L. LaTendresse...................     10,000          8.9%         10.75    2/14/2007     67,606      171,327
Daniel R. Haag..........................      7,500          6.7%         10.75    2/14/2007     50,705      128,495

------------------------
(1) Potential realized values shown above represent the potential gains based upon annual compound price appreciation of 5% and 10% from the date of grant through the full option term. The actual value realized, if any, on stock option exercises will be dependent on overall market conditions and the future performance of the Company and its common stock. There is no assurance that the actual value realized will approximate the amounts reflected in this table.

    The following table summarizes option exercises during the fiscal year ended December 31, 1997 by the Named Executive Officers, and the value of their unexercised options at December 31, 1997:

                          AGGREGATED OPTION EXERCISES
                     AND OPTION VALUES AT DECEMBER 31, 1997

                                                                     NUMBER OF               VALUE OF UNEXERCISED
                                                               UNEXERCISED OPTIONS AT      IN-THE-MONEY OPTIONS AT
                                                                 DECEMBER 31, 1997           DECEMBER 31, 1997(1)
                                   SHARES                    --------------------------  ----------------------------
                                 ACQUIRED ON      VALUE      EXERCISABLE  UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
NAME                             EXERCISE (#)   REALIZED       SHARES        SHARES         SHARES         SHARES
-------------------------------  -----------  -------------  -----------  -------------  -------------  -------------
David C. Prosser...............      --            --               150        10,000    $    --         $   --
J. Alexander Fjelstad, III.....      --            --           363,650        10,000        1,454,000       --
Vina L. Marquart...............      --            --               150        10,000         --             --
Alfred L. LaTendresse..........      --            --            35,775        49,375         --             --
Daniel R. Haag.................      --            --             1,000        11,500         --             --

------------------------
(1) Value of unexercised options is calculated by determining the difference between the fair market value of the shares underlying the options at December 31, 1997 and the exercise price of the options. Fair market value was determined based on a per share price of $6.00, which is the closing price for the Company's common stock on December 31, 1997, the last trading day in the Company's fiscal year.

BOARD COMPENSATION COMMITTEE REPORT

    This is a report of the Compensation Committee of the Board of Directors of the Company. This report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 and shall not otherwise be deemed to be filed under either such Act.

    COMPENSATION PHILOSOPHY.

    The philosophy of the Company is to provide competitive levels of compensation that are consistent with the Company's annual and long-term performance goals, recognize individual initiative and achievements and assist the Company in attracting and retaining qualified executives.

    BASE SALARY.

    Executive base salary is reviewed annually and adjustments, if any, are based upon levels of responsibility, experience, external pay practices and the rate of inflation. The salaries of the Company's top three executives, David C. Prosser, J. Alexander Fjelstad III and Alfred L. LaTendresse were increased early in 1997 based upon the Company's continued growth in revenues and net income in 1996, including a 38.9 percent growth in premiums earned and a 27.3 percent growth in net income. In addition, the Compensation Committee recommended increasing the compensation of the Company's officers in 1998 to adjust the salaries to market rates.

    CASH BONUSES.

    Bonuses are awarded to executive officers in consideration of contributions to the Company and the Company's overall performance. The Company had an incentive bonus program in 1997 under which all employees, including executive officers, earned, based on position, a quarterly or annual bonus based on the Company's achievement of premiums in force and income levels. The amount of these bonuses is set forth in the Summary Compensation Table. In addition, the Company's Board of Directors has in the past paid discretionary bonuses based on the previous year's operating results. No discretionary bonuses were paid to the Named Executive Officers in 1997 based on the results of the year ended December 31, 1996, or will be paid in 1998 based on the results of the year ended December 31, 1997.

    STOCK OPTIONS.

    The Company's Stock Plan includes executive officers. Stock options are generally granted to executive officers at the time they are elected. The Compensation Committee has adopted the position that stock ownership by management and stock-based performance compensation arrangements are beneficial in aligning management and shareholders' interest in enhancing shareholder value.

    During 1997, the Board of Directors granted options to Mr. Prosser, Mr. Fjelstad, Ms. Marquart and Mr. LaTendresse for 10,000 shares and granted an option to Mr. Haag for 7,500 shares. These options were granted, in part, for the officers performance in managing the Company's internal systems and as incentive for the Company's long-term performance.

    CHIEF EXECUTIVE OFFICER COMPENSATION.

    The Company entered into a five-year Employment and Salary Continuation Agreement (the "Agreement") with Mr. Prosser beginning in November 1993 and ending in November 1998. Under the Agreement, Mr. Prosser agreed to serve as President and Chief Executive Officer of the Company for a base salary. The salary was set at $520,032 during 1997. Mr. Prosser's salary was increased in 1997 from $470,000 in 1996, primarily for the strong performance of the Company in 1996, including the factors specified under "Base Salary" above. No further adjustment was made in 1998. The Agreement provides that Mr. Prosser's salary is to be increased each year by a minimum of a cost of living adjustment. In addition to his base salary, Mr. Prosser receives bonuses, reimbursements and fringe benefits otherwise available to executive officers of RTW, lease and insurance for the use of an automobile and health and dental insurance. Under the Agreement, RTW agreed to indemnify Mr. Prosser with respect to his actions on behalf of and while in the course of employment with RTW. In the event of Mr. Prosser's disability, RTW is obligated to continue to pay his then current base salary, bonuses consistent with other executive officers of RTW for the remaining term of the Agreement. In the event of Mr. Prosser's death, this Agreement shall terminate immediately, and no further compensation shall be due. Mr. Prosser resigned as President and Chief Executive Officer in January 1998 in connection with the Company's hiring of Mr. Lehmann discussed below.

    BOARD ACTION.

    All recommendations of the Compensation Committee have been or are subject to Board of Director approval.

SUBMITTED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

            MARK E. HEGMAN      WILLIAM A. COOPER      STEVEN M. ROTHSCHILD

PERFORMANCE GRAPH

    The following graph compares the cumulative total shareholder return on the common stock of the Company since the initial public offering on April 18, 1995 with the cumulative total return of The Nasdaq Stock Market and the Nasdaq Health Service Stocks over the same period (assuming the investment of $100 in each on April 18, 1995, and the reinvestment of all dividends).

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           RTW, INC.    THE NASDAQ STOCK MARKET   NASDAQ HEALTH SERVICE STOCKS
4/18/95          $100                       $100                          $100
6/30/95           140                        113                            88
12/29/95          202                        129                           119
6/28/96           363                        146                           135
12/31/96          212                        158                           119
6/30/97            92                        177                           125
12/31/97           69                        194                           122

                                                           PERIOD ENDING
                                --------------------------------------------------------------------
                                4/18/95   6/30/95   12/29/95  6/28/96    12/31/96  6/30/97   12/31/97
                                -------   -------   -------   --------   -------   -------   -------
RTW, Inc......................    100       140       202       363        212        92        69
The Nasdaq Stock Market.......    100       113       129       146        158       177       194
Nasdaq Health Service
  Stocks......................    100        88       119       135        119       125       122

COMPENSATION OF DIRECTORS

    Non-employee directors received $500 for each meeting attended in 1997 and 1996. In January 1995, non-employee directors, Messrs. Cooper, Hegman and Rothschild, were each granted an option to purchase 7,500 shares of Common Stock under the 1994 Stock Plan, exercisable at a price equal to the public offering price in the Company's initial public offering, vesting in equal increments over a period of five years and expiring in January 2005. Directors who are employees of the Company receive no additional compensation for serving as directors. Under the Board of Directors' current composition, only Messrs. Cooper, Hegman and Rothschild are entitled to receive compensation for serving on the Board of Directors.

EMPLOYMENT AGREEMENTS

    The Company entered into a five-year Employment and Salary Continuation Agreement (the "Agreement") with Mr. Prosser in November 1993. The terms of this agreement are described above under "Board Compensation Committee Report".

    The Company entered into a three-year Employment Agreement with Mr. Lehmann in November 1997. Under the Agreement, Mr. Lehmann agreed to serve as President and Chief Executive Officer beginning January 15, 1998 for a base salary of $400,000, subject to review annually for increase by the Company's Board of Directors. In addition to base salary, Mr. Lehmann is eligible for bonuses, and receives fringe benefits including a $1,000,000 term life insurance policy and an additional payment sufficient to reimburse him for a long-term disability policy paying monthly benefits of

$5,000. Additionally, the Company granted Mr. Lehmann an option to purchase 500,000 shares under the Company's 1994 Stock Option Plan at a price of $6.75 per share. The Company also provides Mr. Lehmann with health, dental, life and disability insurance consistent with that provided other officers. Under this agreement, RTW agreed to indemnify Mr. Lehmann with respect to his actions on behalf of and while in the course of employment with RTW. In the event of termination without cause or resignation for good reason, RTW is obligated to continue to pay his then-current base salary and bonuses for the remaining term of the agreement or twelve months, whichever is shorter.

    Mr. Fjelstad entered into an employment contract with the Company in August 1989 pursuant to which Mr. Fjelstad agreed to serve as Vice-President and Director of RTW for a base salary, $239,400 in 1997. Under Mr. Fjelstad's employment contract, RTW has agreed to indemnify Mr. Fjelstad for any loss or expense from serving as a director. In addition to his base salary, Mr. Fjelstad was granted an option to purchase 375,000 shares of Common Stock at $0.013 per share, exercisable immediately, and became entitled to receive benefits and be reimbursed for expenses in a manner consistent with those provided other officers of the Company. Mr. Fjelstad resigned his position as an officer in January 1998 but continued his employment with RTW.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. These insiders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file, including Forms 3, 4 and 5. To the Company's knowledge, all insiders of the Company filed all 1997 reports in a timely manner.

      PROPOSAL TWO--APPROVAL OF AN AMENDMENT OF THE COMPANY'S ARTICLES OF INCORPORATION AND BYLAWS TO PROVIDE THAT THE NUMBER OF DIRECTORS OF THE COMPANY
              SHALL BE NO LESS THAN THREE AND NO MORE THAN TWELVE

    The Company's Articles of Incorporation and Bylaws currently provide that the business and affairs of the Company shall be managed by the Board of Directors of the Company consisting of not less than three or not more than seven directors. The Company currently has six persons serving as directors.

    The Company believes that it may be appropriate to expand the number of directors in the future in order to bring additional strength and diversity to the board. Although the Company is currently able to elect one additional person to the board without shareholder approval, the Company believes that it is in the long-term interest of the Company to have the flexibility to add additional persons. Under the proposed amendment, the Company would have the flexibility to add one or more qualified individuals to the Company's Board of Directors without calling a special meeting of shareholders or otherwise seeking shareholder approval. The Company has not decided to add any particular individuals to the Board of Directors at this time and does not anticipate doing so prior to the Annual Meeting. Under the Company's Articles and Bylaws, the Board of Directors has the ability to increase the number of directors up to the maximum number of directors authorized by the Articles and Bylaws and elect additional directors to fill vacancies arising in this manner. Any such new director may serve for a term of up to three years without shareholder approval.

VOTE REQUIRED

    The affirmative vote of the holders of Common Stock present and entitled to vote at the meeting are necessary to approve Proposal Two. If not otherwise specified, properly executed proxies will be voted in favor of the amendment of the Company's Articles and Bylaws to provide that the number of directors of the Company shall be no less than three and no more than twelve.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPROVAL OF
                  THE AMENDMENT AS SET FORTH IN PROPOSAL TWO.

  PROPOSAL THREE--APPROVAL OF AN AMENDMENT TO THE 1995 EMPLOYEE STOCK PURCHASE
             PLAN TO INCREASE THE SHARES AUTHORIZED UNDER THE PLAN

GENERAL INFORMATION

    In 1995, the Board of Directors of the Company adopted the RTW, Inc. 1995 Employee Stock Purchase Plan (the "Purchase Plan") and authorized the issuance of 75,000 shares under the Plan (as adjusted for the Company's May 1996 three-for-two stock split). Under the terms of the Purchase Plan, all employees of the Company are eligible to participate, other than employees who have been with the Company less than two weeks and employees who own five percent (5%) or more of the Company's common stock.

    Eligible employees elect to participate in the Purchase Plan through payroll deductions limited to 10% of a participant's base pay for each phase, typically one year, of the Purchase Plan. Any employee of the Company who has completed at least two weeks of service prior to the "Commencement Date" of a phase of the Purchase Plan is eligible to participate. As of each Commencement Date of a phase, any eligible employee who elects to participate is granted an option for as many full shares as he or she will be able to purchase through the payroll deduction procedure. The option price for employees who participate is the lower of (i) 85% of the fair market value of the shares on the Commencement Date of the phase, or (ii) 85% of the fair market value of the shares on the "Termination Date" of the phase, which is approximately one year after the Commencement Date. Exercise of the option occurs automatically on the Termination Date of the phase of the Purchase Plan, unless a participant has given written notice prior to such date as to an election not to exercise.

    The Purchase Plan is intended to qualify as an "Employee Stock Purchase Plan" within the meaning of Section 423 of the Internal Revenue Code of 1954. If the Purchase Plan so qualifies, employees exercising options would not have a taxable transaction on exercise. In order for the employee participants to have such qualified tax treatment with respect to the additional 125,000 proposed hereby, this amendment to the Purchase Plan must be approved by the Company's shareholders.

    The Company believes that the participation by employees in the Purchase Plan increases employee ownership in the Company and has provided an incentive to the Company's employees to align their interest with those of the Company's shareholders.

AMENDMENT TO THE PURCHASE PLAN

    As of April 20, 1998, the Company has issued approximately 53,000 shares under the Plan and has estimated options outstanding to purchase approximately 46,800 additional shares in the current phase for which the Termination Date is April 15, 1999. The Board of Directors has approved an increase of 125,000 shares in the Plan and recommends shareholder approval of this amendment.

REGISTRATION WITH SEC

    The Company has filed a Registration Statement covering the offering of the shares under the 1995 Employee Stock Purchase Plan with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended. If Proposal Three is adopted, the Company intends to file a similar Registration Statement covering the 125,000 additional shares available for issuance under the 1995 Employee Stock Purchase Plan.

VOTE REQUIRED

    Shareholder approval of the amendments to the 1995 Employee Stock Purchase Plan requires the affirmative vote of the holders of a majority of shares of common stock represented at the Annual Meeting and entitled to vote.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPROVAL OF
                 THE AMENDMENT AS SET FORTH IN PROPOSAL THREE.

                                 ANNUAL REPORT

    An Annual Report of the Company setting forth the Company's activities and containing consolidated financial statements of the Company for the fiscal year ended December 31, 1997 accompanies this Notice of Annual Meeting and proxy solicitation material.

    The accounting firm of Deloitte & Touche LLP served as independent auditors for the Company for the years ended December 31, 1997, 1996 and 1995. The Company has selected Deloitte & Touche LLP to serve as independent auditors for the Company for the fiscal year ended December 31, 1998. The Company expects that a representative from Deloitte & Touche LLP will attend the Annual Meeting and be available to respond to appropriate shareholder questions.

                             SHAREHOLDER PROPOSALS

    The proxy rules of the Securities and Exchange Commission permit shareholders of a company, after timely notice to the company, to present proposals for shareholder action in the company's proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by company action in accordance with the proxy rules. The RTW, Inc. 1999 Annual Meeting of Shareholders is expected to be held during the third week of May 1999, and proxy materials in connection with that meeting are expected to be mailed during the second week of April 1999. Shareholder proposals prepared in accordance with the proxy rules must be received by the Company on or before December 15, 1998.

                                    GENERAL

    The Board of Directors of the Company knows of no matters other than the foregoing to be brought before the meeting. However, the enclosed proxy gives discretionary authority in the event that any additional matters should be presented.

    Shareholders may receive, without charge, a copy of the Company's Annual Report on Form 10-K, including financial statements and schedules thereto, as filed with the Securities and Exchange Commission, by writing to: RTW, Inc., P.O. Box 39327, Bloomington, Minnesota 55439, Attention: Investor Relations, or by calling the Company at (612) 893-3740.

                                          By the Order of the Board of Directors

                                                      [SIGNATURE]

                                          Alfred L. LaTendresse, SECRETARY

                                     [LOGO]

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 21, 1998

    The undersigned hereby appoints David C. Prosser, J. Alexander Fjelstad III and Alfred L. LaTendresse, or any one or more of them, proxies with full power of substitution to vote in their discretion cumulatively all shares of stock of RTW, Inc. of record in the name of the undersigned at the close of business on April 10, 1998, at the Annual Meeting of Shareholders to be held on May 21, 1998, or at any adjournment or adjournments, hereby revoking all former proxies.

1.         ELECTION OF DIRECTORS:
           / /        FOR all the nominees listed below           / /        WITHHOLD AUTHORITY
                      except as marked to the contrary below                 to vote for the nominees listed below
                                David C. Prosser                            Steven M. Rothschild
           To withhold authority for a nominee, strike a line through such nominee's name
           -----------------------------------------------------------------------------------------------------------
2.         APPROVAL OF AN AMENDMENT OF THE COMPANY'S ARTICLES OF INCORPORATION AND BY-LAWS TO PROVIDE THAT THE NUMBER
           OF DIRECTORS OF THE COMPANY SHALL BE NO LESS THAN THREE AND NO MORE THAN TWELVE:
                          / /  For                      / /  Against                      / /  Abstain
           -----------------------------------------------------------------------------------------------------------
3.         APPROVAL OF AN AMENDMENT TO INCREASE BY 125,000 THE SHARES AUTHORIZED UNDER THE RTW, INC. 1995 EMPLOYEE
           STOCK PURCHASE PLAN:
                          / /  For                      / /  Against                      / /  Abstain
           -----------------------------------------------------------------------------------------------------------
4.         IN THEIR DISCRETION UPON ANY OTHER MATTERS COMING BEFORE THE MEETING.

    THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED ON PROPOSALS 1, 2 AND 3 IN ACCORDANCE WITH THE SPECIFICATIONS MADE AND "FOR" SUCH PROPOSALS IF THERE IS NO SPECIFICATION.
                                                  DATED: ________________ , 1998
                                                  ______________________________
                                                  ______________________________
                                                  PLEASE SIGN NAME(S) EXACTLY AS
                                                  SHOWN AT LEFT. WHEN SIGNING AS
                                                  EXECUTOR, ADMINISTRATOR,
                                                  TRUSTEE OR GUARDIAN, GIVE FULL
                                                  TITLE AS SUCH; WHEN SHARES
                                                  HAVE BEEN ISSUED IN NAMES OF
                                                  TWO OR MORE PERSONS, ALL
                                                  SHOULD SIGN.